UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2023 bluebird bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35966	13-3680878
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

455 Grand Union Boulevard
Somerville, MA	02145
(Address of principal executive offices)	(Zip Code)

(339) 499-9300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	BLUE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On January 3, 2023, bluebird bio, Inc. (the “Company”) announced that Joseph Vittiglio, JD, has been appointed Chief Business and Legal Officer of the Company. Mr. Vittiglio brings more than 20 years of experience in the biopharmaceutical industry, with expertise in licensing, collaborations and mergers and acquisitions, financial transactions, U.S. Food and Drug Administration regulations, compliance, manufacturing, and quality operations for organizations at all stages of development.

Mr. Vittiglio joined the Company from Finch Therapeutics Group, Inc. (“Finch”), where he previously served as Chief Business and Legal Officer. Prior to joining Finch, he was the General Counsel and Chief Business Officer for AMAG Pharmaceuticals, Inc., where he led the company’s legal and business development initiatives, including oversight of the successful sale of the company to private equity investors, multiple out-licensing and partnership collaborations, and multiple therapeutic product launches.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

bluebird bio, Inc.

Date: January 3, 2023	By:	/s/ Andrew Obenshain
	Name:	Andrew Obenshain
	Title:	President and Chief Executive Officer